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                                                                   EXHIBIT 10.03


                      ADDENDUM TO STOCK PURCHASE AGREEMENT

         MADE and executed as of the 1st day of April, 1999.

         Reference is made to that certain Stock Purchase Agreement (the "Agreement") dated March 18, 1999, by, between and among BEVERLY HILLS, LTD., a Utah corporation (the "Buyer") and H. KEVAN PICKENS ("Pickens"), ANDREA DaRIF ("DaRif") and MARC L. BAILIN ("Bailin"), jointly and severally, (the "Sellers"), with respect to the purchase and sale of 100% of the issued and outstanding capital stock of BRIAR & WOOD, INC., a New York corporation (the "Company"). Each of Pickens, DaRif and Bailin are referred to herein individually as "Seller" and collectively as the "Sellers".

Recitals:

         The Agreement and all other agreements, instruments and documents referred to therein or contemplated thereby, including but not limited to a Stock Pledge Agreement, Employment Agreements, Noncompetition Agreements, a Loan and Security Agreement and a Promissory Note (collectively, the "Other Closing Documents") were executed by the Sellers on March 18, 1999. Neither the Agreement nor any of the Other Closing Documents were executed by the Buyer at that time, pending the Buyer's receipt and review of certain additional financial information and documentation (as hereinafter referred to). By reason thereof, neither the Agreement nor have the Agreement nor any of the Other Closing Documents have been executed by the Buyer prior to the preparation of this Addendum.

         On March 19, 1999, the Sellers furnished to the Buyer an Income Statement for the Company for the twelve months ended December 31, 1998 ("1998 Income Statement"), and a Balance Sheet for the Company as of December 31, 1998 ("1998 Balance Sheet"), as prepared by the Company's regularly engaged accountants.

         On March 31, 1999, the Sellers furnished to the Buyer (a) a revised list of the Company's Unpaid Bills by Vendor as of March 18, 1999, with a total of $158,291.53 ("Revised Schedule 3.11"); (b) a revised list of the Company's Open Invoices by Customer, with a total of $147,932.09 ("Revised Schedule 3.30); and (c) a schedule of "Open Revenue by Customer as of March 18, 1999", with a total of $189,238, representing additional accounts receivable which the Company anticipated collecting through trade or barter.

         Based upon the foregoing and related considerations and discussions, the parties have agreed that the terms of the Stock Purchase Agreement (and any related terms and provisions of the Other Closing Documents) shall be modified by the provisions of this Addendum. Upon the execution of this Addendum by the Sellers, the Agreement, all those of the Other Closing Documents that were to by signed by the Buyer and this Addendum shall be executed by the Buyer. The Sellers acknowledge that the Buyer would not conclude the transactions contemplated by the Agreement and the Other Closing Documents but for the additional understandings contained in this Addendum, and would not be legally required to do so.


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         Upon and in consideration of all of the foregoing, the parties hereby agree as follows:

         1. Supplementation/Revision of Schedules and Exhibits. The 1998 Income Statement and the 1998 Balance Sheet, as furnished to the Buyer on March 19, 1999 shall be added to Exhibit 1 to the Agreement, and be deemed a part of the Agreement for all purposes. The Revised Schedule 3.11 furnished to the Buyer on March 31, 1999 shall be substituted in place of the Schedule 3.11 which was furnished by the Sellers and attached to the Agreement on March 18, 1999, and shall be deemed a part of the Agreement for all purposes. The Revised Schedule
3.30 furnished to the Buyer on March 31, 1999 shall be substituted in place of the Schedule 3.30 which was furnished by the Sellers and attached to the Agreement on March 18, 1999, and shall be deemed a part of the Agreement for all purposes. The schedule of "Open Revenue by Customer" shall be added to and become a part of Agreement as Schedule 3.30(b).

         2. Amounts Due to Officers. The 1998 Balance Sheet reflects that, as of December 31, 1998, there were sums totaling $19,904.40 due to officers (one or more of the Sellers). The Sellers have agreed to waive those obligations, and accordingly hereby release and forever discharge the Company and the Buyer in respect of any and all liabilities which they might otherwise have had, or which any of the Sellers might otherwise have claimed against the Company or the Buyer, with regard thereto.

         3. Adjustment of Purchase Price. The Balance of the Purchase Price of the Shares, as determined in accordance with the provisions of Sections 2.3 (a) and (b) of the Agreement, shall be adjusted as follows:

                  (a) It shall be reduced by the sum of $158,291.03, representing the total of Revised Schedule 3.11, subject to (c) hereinbelow.

                  (b) It shall be further reduced by the claims against the Company listed in Schedule 3.31, totaling $16,803, unless and except to the extent said claims shall be reduced in connection with any settlement thereof, subject to (c) hereinbelow.

                  (c) The Sellers shall receive credit against the reductions referred to in (a) and (b) above, to the extent, and only to the extent, that the receivables listed in Revised Schedule 3.30 and the accounts listed in "Open Revenue by Customer" shall actually be collected by the Company in the form of cash. Sellers' credits on account of the sums collected shall not exceed the payables and claims listed in Schedules 3.11 and 3.31, and there shall be no increase in the Balance of the Purchase Price by reason thereof.

In connection with the computation of the adjustments pursuant to this Paragraph 3, it shall be the Sellers' responsibility to substantiate (i) that the Revised
Schedule 3.11 accurately reflects all of the accounts payable by the Company as of March 18, 1999 (and if there were additional accounts payable as of that date the amount of the reduction shall be increased accordingly); (ii) that the Revised Schedule 3.30 reflects only those accounts receivable that were due and owing to the Company as at March 18, 1999 (the Sellers shall not receive credit for any accounts receivable that are collected after March 18, 1999 but that were not in fact due and owing to the Company pursuant


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to invoices issued on or before March 18, 1999); and (iii) that the accounts listed in "Open Revenue by Customer" accurately reflects trade or barter accounts receivable that in fact existed as at March 18, 1999.

The adjustments pursuant to this Paragraph 3 are in addition to, and not in lieu of, any other rights which the Buyer may have pursuant to Article 5, Sections
5.2 and 5.3 of the Agreement.

         4. Closing Date. The Closing Date shall be deemed to be April 1, 1999 for all purposes. Article 6, Section 6.1 of the Agreement and all other provisions of the Agreement or of any of the Other Closing Documents which refer to the Closing Date shall be construed accordingly.

         5. Execution in Counterparts. This Addendum may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

ATTEST:                                      BUYER:  BEVERLY HILLS, LTD.


  /s/ Charles Williams                            By:   /s/ Michael Hanlon
--------------------------------                      --------------------------
Charles Williams, Secretary                            Michael Hanlon, President


WITNESS:                                     SELLERS:


      /s/ [ILLEGIBLE]                                   /s/ H. Kevan Pickens
---------------------------------                 ------------------------------
                                                        H. Kevan Pickens

                                                        /s/ Andrea DaRif
---------------------------------                 ------------------------------
                                                          Andrea DaRif

                                                        /s/ Marc L. Bailin
---------------------------------                 ------------------------------
                                                          Marc L. Bailin


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